SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 12, 2008
Date of report (Date of earliest event reported)

____________________________________

NANO SUPERLATTICE TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50177	95-4735252
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

No. 666, Jhensing Rd, Gueishan Township, Taoyuan County 333, Taiwan, ROC
(Address of principal executive offices, including zip code)

011-886-3-349-8677
(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Former independent accountants.

	(i)	On February 12, 2008, we dismissed Simon & Edward, LLP (“Simon”) as our independent accountants. The decision to discontinue the audit services of Simon was approved by our Board of Directors upon the recommendation of our Chief Executive Officer.

	(ii)	The reports of Simon on our financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than the uncertainty of our ability to continue as a going concern.

	(iii)	During our two most recent fiscal years and through February 12, 2008, there has been no disagreement with Simon on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Simon, would have caused Simon to make reference to the subject matter of the disagreement in their report.

	(iv)	We have provided Simon with a copy of this disclosure and have requested that Simon furnish us with a letter addressed to the SEC stating whether it agrees with the above statements.

(b)	New independent accountants.

	(i)	On February 13, 2008, we retained VB&T Certified Public Accountants, PLLC (“VB&T”) as our new independent auditors. The appointment was approved by our Board of Directors upon the recommendation of our Chief Executive Officer.

	(ii)	We have not previously consulted with VB&T on the application of accounting principles to a specified transaction, or on the type of audit opinion that might be rendered on our financial statements.

Signatures:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2008

Nano Superlattice Technology, Inc.

By: /s/ Alice Tzu-Shia Hwang
Name: Alice Tzu-Shia Hwang
Title: President and Chief Executive Officer